STOCK PURCHASE AGREEMENT



                                     BETWEEN



                             SUMMIT LIFE CORPORATION



                                     SELLER



                                       AND


                        FIRST ALLIANCE INSURANCE COMPANY



                                      BUYER

                                NOVEMBER 10, 1999





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                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into effective the 10th day of November, 1999, by and among FIRST ALLIANCE INSURANCE COMPANY, a Kentucky Corporation (the "Buyer"), and SUMMIT LIFE CORPORATION, an Oklahoma Corporation, (the "Seller").

                                   WITNESSETH:

         The Seller owns all of the issued and outstanding capital stock of Benefit Capital Life Insurance Company ("Benefit"), a Louisiana Corporation.

         This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the issued and outstanding capital stock of Benefit in return for cash to be paid by Buyer and securities to be issued by First Alliance Corporation ("FAC").

         In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

                              I. SALE OF THE SHARES

         1.01 Description of the Shares. Benefit is authorized to issue 100,000 shares of $1.00 par value common stock, all of which shares are issued and outstanding and owned by Seller (the "Shares"). (A true copy of the stock certificate representing the Shares and a true copy of Benefit's Articles of Incorporation and Bylaws, both as amended to date, are attached hereto as Exhibit "1".

         1.02 Sale and Purchase of the Shares. Subject to all of the terms and conditions hereof, and in reliance upon the representations and warranties of the Buyer contained herein, the Seller hereby agrees to sell the Shares to the Buyer at the closing herein, and the Buyer, subject to all of the terms and conditions herein, and in specific reliance upon the representations and warranties of the Seller contained herein, agrees to purchase the Shares from the Seller for the Purchase Price and in the manner set forth below.

                          II. TERMS OF THE TRANSACTION

         2.01  Purchase  Price.  The  Purchase  Price for the Shares shall be an amount equal to Five Hundred Seventeen Thousand Five Hundred Dollars ($517,500.00), adjusted pursuant to the formula in item 2.02C, and the issuance to Seller of twenty-five thousand (25,000) shares of no par value common stock of FAC at the Closing (the "Adjusted Purchase Price"). Buyer and Seller agree to determine Benefit's Capital and Surplus (as hereinafter defined) at least forty eight hours prior to the Closing.

         2.02 Payment of the Adjusted purchase Price. The Adjusted purchase Price shall be paid by the Buyer as follows:

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


     A. Five Hundred Seventeen Thousand Five Hundred Dollars ($517,500.00) (adjusted pursuant to item 2.02 C) to be paid in cash or certified funds at Closing; and

     B. Twenty-five thousand (25,000) shares of no par value common stock of FAC ("FAC Common Stock") to be delivered at Closing.

     C. The cash portion of the Adjusted Purchase Price shall be $517,500, plus or minus an amount equal to the difference between $463,000 and the capital and surplus of Benefit as of the end of the calendar month immediately preceding the Closing determined in accordance with accounting practices and procedures required or permitted by the Louisiana Commissioner of Insurance ("Benefit's Capital and Surplus").

         2.03 Financial Statement. As a condition precedent to Closing, Seller shall provide Buyer with the most recent unaudited financial statements of Benefit current to the month preceding Closing, specifically setting forth Benefit's Capital and Surplus. (Exhibit "2")

         2.04  Conditions Precedent  to Closing.  As  a condition  precedent  to
Closing:

     A. Buyer shall have had a period of thirty (30) days from November 8, 1999, in which to examine all of the books, records, and documents of Benefit together with all Exhibits as set forth in this Agreement which are to be provided by Seller to Buyer for Buyer's review in which to satisfy itself as to the condition of Benefit.

          (i) Buyer shall have the right to notify Seller of any reasons, in Buyer's sole discretion, during the inspection period, for terminating this contract, by written notice to Seller.

          (ii) In the event Seller is unable or unwilling to correct such objections to the sale or in the event Buyer, in its sole discretion, terminates this Agreement for any reason during the inspection period, all respective rights and obligations of the parties shall cease.

         2.05  Closing Contingencies.

     A. The Closing of this transaction shall be specifically contingent upon the Buyer receiving approval as a Buyer by the Insurance Department of the State of Louisiana as provided by Title 22 Louisiana Statutes Annotated and all applicable rules and regulations promulgated thereunder. The Buyer shall, promptly after the execution of this Agreement, make diligent application to the Insurance Department of the State of Louisiana for its approval of this transaction and shall comply with such reasonable requirements of the insurance Department of the State of Louisiana for its approval. Seller agrees to assist and cooperate with Buyer in the application process.

     B. If this agreement is not approved by the Insurance Department of the State of Louisiana through no fault of Buyer, then at Buyer's option this Agreement may be canceled and all negotiations of both parties shall terminate without further obligation.


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



     C. If the Insurance Department of the State of Louisiana has not approved the purchase contemplated herein within three (3) months from November 1, 1999, Seller may terminate this agreement by written notice to Buyer.

                                  III. CLOSING

         3.01 Time and Place and Obligations to Close. The Closing of the sale and purchase of the Shares will take place on the tenth (10th) business day after the final approval of this transaction by the Louisiana Department of Insurance. The Closing shall be held at the Offices of Benefit in New Orleans, Louisiana at 10:00 a.m., or at such other time and place as the parties may mutually agree upon.

         3.02 Deliveries by the Seller. At the Closing, the Seller will deliver to the Buyer the following:

     A. Certificates representing the Shares accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of Benefit.

     B. The stock books, stock ledgers, minute books and corporate seal of Benefit, together with all other records, books and documents of Benefit which are located in or without the corporate premises of Benefit.

     C. Resignations of all officer and directors of Benefit.

     D. Certificates of Compliance with this Agreement under Paragraph 5.01 hereof.

         3.03 Deliveries by the Buyer. At the Closing, the Buyer will deliver to the Seller the following:

     A. The Buyer's bank's cashier's check for the cash portion of the Adjusted Purchase Price due at Closing.

     B. A stock certificate issued in the name of Seller representing 25,000 shares of FAC Common Stock containing the restrictive legend as follows:

         "The Securities represented by this Certificate have not been registered under the Securities Act of 1933 or the Oklahoma Securities Act. The Securities have been acquired for investment and not with a view to resale or distribution may not be sold or transferred in the absence of an effective registration statement under the Securities Act of 1933 and/or the Oklahoma Securities Act, or an opinion of counsel satisfactory to the issuer that such registration is not required under such Act or Acts.




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


                    IV.  RESTRICTIONS ON THE CONDUCT PENDING CLOSING

         During the period pending Closing, the Seller agrees, that except as otherwise consented to by the Buyer in writing, the Seller will comply with the following as regards Benefit:

         4.01 Mortgage, Pledge, Etc. The Seller will not permit or allow any of the properties or assets, real, personal, or mixed, tangible or intangible, of Benefit to be mortgaged, pledged, or subjected to any lien or encumbrance except in the ordinary course of business and consistent with past practices.

         4.02 Waived Rights, Etc. The Seller will not cancel or allow any other debts or claims, or waive any rights of substantial value, or sell or transfer any of Benefit's properties or assets, real, personal, or mixed, tangible, or intangible, except in the ordinary course of business and consistent with past practice.

         4.03 Compensation. The Seller will not grant or allow any general uniform increase in the compensation of Benefit's employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment), or any increase in any compensation payable or to become payable to any officer or employee, and no such increase (whether general or otherwise) is required by any agreement plan, statute, or regulation.

         4.04 Capital Expenditures. The Seller will not make or allow any capital expenditures or commitments by Benefit.

         4.05 Accounting. The Seller will not make any material change in any method of accounting or accounting practice for Benefit except as otherwise required by law.

         4.06 Payments to Officers. The Seller will not pay, loan, or advance any amount to, or sell, transfer, or lease any properties or assets (real, personal, or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, the Benefit's officers or directors or any "affiliate" or "associate" of any such officers or directors (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended), except for compensation to officers, and reimbursement of expenses incurred by employees in connections with their employment, nor will it allow any such occurrences, except in the ordinary course of business and disclosed to Buyer.

         4.07 Dividends. The Seller will not pay any policyholder dividends or declare or pay any stockholder dividend, or declare or make any distribution on, or directly or indirectly redeem, purchase, or otherwise acquire, any Shares of Benefit's outstanding capital stock. nor will it allow any such occurrence.

         4.08 Reinsurance. The Seller will provide Buyer with copies of all reinsurance agreements or treaties currently in force, together with all changes, addendum and endorsements.

         4.09  Agents.   The  Seller  will  be  required  to  keep  all  agent's
contractual relationship with Benefit and shall renew any such arrangements so needing prior to Closing.

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


         4.10 Corporate Existence. The Seller will maintain, renew, and keep in full force and effect Benefit's corporate existence, rights, and franchises. The Seller will not amend Benefit's charter or by-laws and will duly comply with all laws, rules, and regulations applicable to the Benefit and to the conduct of its business.

         4.11 Merger, Etc. The Seller will not merge or consolidate Benefit with any other person or acquire any new business through Benefit or in any manner which involves the assets of the Benefit other than proper insurance sales.

         4.12 Changes. The Seller will not suffer any damage, destruction or loss (whether or not covered by insurance) affecting Benefit's properties, business or prospects, or waive any rights of substantial value.

                    V. CONDITIONS OF THE BUYER'S OBLIGATIONS

         All obligations of the Buyer are subject to the fulfillment, as an absolute condition precedent to performance hereunder, prior to or at the Closing, of each of the following conditions by the Seller:

         5.01 Performance. The Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be so performed or complied with, and a certificate signed by the Seller to such effect shall be delivered to the Buyer at the Closing.

         5.02 Consents. All consents from third parties required to consummate the transactions contemplated by this Agreement shall have been obtained.

         5.03   Resignations.   The  Buyer  shall  have   received  the  undated
resignations of all of the Benefit's directors and officers.

         5.04 Financial Condition. The Buyer shall have satisfied itself of the financial condition of Benefit reflected in the financial statement attached as Exhibit "2", and shall be satisfied that there has been no material change in the financial condition of Benefit as reflected in the financial statement through the Closing.

         5.05 Approval. On or before the date of Closing, the Commissioner of Insurance of Louisiana has given his consents and approval to the consummation of this Agreement.

         5.06 Special Representations.  The   Buyer  shall  have  received  from
Seller, a special representation to the effect that:

     (a) Seller is a corporation duly organized and existing in good standing under the laws of the State of Louisiana, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

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


     (b) The Seller has full power and authority to convey, assign, transfer and deliver the shares of stock to be transferred hereunder.

     (c) The Shares to be transferred hereunder are the sole and only validly issued and outstanding shares of capital stock of Benefit and represent One Hundred percent of interests of Seller to be conveyed pursuant to this Agreement.

     (d) All corporate acts of Seller and other proceedings required to be taken by or on the part of Seller to authorize it to carry out this Agreement have been approved.

     (e) The persons executing this Agreement on behalf of Seller have been duly authorized and have full power to execute this Agreement on behalf of Seller.

     (f) The Officers and Directors of Seller as set forth in the Certificate of Incumbency (Exhibit "10") are the sole, only and duly elected officers and directors of Seller.

     (g) To the best of Seller's knowledge, after due inquiry, the execution delivery and performance of this Agreement by Seller, will not violate any provisions of Seller's Articles of Incorporation or By-Laws.

     (h) There are no lawsuits pending and to the knowledge of Seller, none threatened against Seller which would if successful, result in any claim or lien against the Shares.

     (i) The Minute Book and related files containing the minutes of Benefit accurately and truly reflect the records and actions of Benefit.

                VI. REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to Buyer as follows:

         6.01 Title to the Shares. Seller owns, and will transfer to the Buyer at the Closing, good, valid, and marketable title to the Shares, free and clear of all liens, claims, options, charges, encumbrances whatsoever except as described on Exhibit "3", if any. At the time of Closing, there will be no outstanding options, warrants, or rights to purchase, or acquire any of the capital stock of Benefit.

         6.02 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms, and neither the execution and delivery of this Agreement, nor, subject to the receipt of approval of the Insurance Commissioner of Louisiana, the consummation by the Seller of the transactions contemplated hereby (a) violates or will violate the certificate of incorporation or by-laws of Benefit, or any statute or law or any rule, regulation or order of any court or governmental authority, or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which the Seller or Benefit is a party, or by which any of such parties is bound.


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

         6.03 Organization of Benefit.

     A. Benefit is a corporation duly organized validly existing, and in good standing under the laws of Louisiana and has the corporate power and authority to carry on its business as presently conducted in all states where it is licensed or admitted to do business or is doing business.

     B. True and correct copies of the Articles of Incorporation and all amendments thereto, of Benefit not previously provided, as certified by the proper governmental official of the domiciliary state, and of its by-laws, as amended to date, as certified by its Secretary (all of which will be delivered to the Buyer at least one week in advance of Closing), are complete and correct copies of the Articles of Incorporation and by-laws of Benefit, as amended and in effect on the date thereof.

         6.04     Capitalization of Benefit.

     A. The authorized capital stock of Benefit consists solely of 100,000 shares of Common Stock, $1.00 par value, of which 100,000 shares are duly authorized, validly issued and outstanding, fully paid and non-assessable.

     B. Except for pre-emptive rights, there are no outstanding options, warrants, or rights to purchase or acquire any issued, unissued, or treasury shares of capital stock or other securities of Benefit, and no unissued or treasury shares of capital stock or other securities of Benefit are reserved for issuance for any purpose and there are no contracts1 commitments, agreements, understandings, arrangements. or restrictions to which any of Benefit, or any of the Seller is a party or by which any of them is bound relating to any shares of common stock or other securities of the Benefit, whether or not outstanding.

     C. The current financial condition of Benefit is accurately reflected in its financial statements attached as Exhibit "2", and there has been no material change in the financial condition of Benefit as reflected in those financial statements, and there are no other debts, known liabilities, or obligations of the Benefit, whether accrued, absolute, contingent, or otherwise due or to become due (including without limitations, liabilities for taxes of any kind whatsoever), or arising out of transactions occurring, or any state of facts existing, on or prior to the date of such statements, to the date of Closing.

     D. Benefit has no subsidiaries and does not control either directly or indirectly, any corporation, partnership, business organization or other similar person or entity.

         6.05  No Conflicts or Violations.

     A. Subject to obtaining the approvals contemplated herein, this Agreement will not violate any material term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Seller or Benefit.


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


     B. This Agreement will not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Seller or Benefit.

     C. This Agreement will not result in the creation or imposition of any material lien upon the Seller, or Benefit, or any of Benefit's assets and properties that individually or in the aggregate with any other liens has or would reasonably be expected to have a material adverse effect on the validity or enforceability obligations under this Agreement, or on the business or condition of Benefit.

     D. This Agreement will not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person any right of termination, cancellation, acceleration, or modification in or with respect to, any contract to which the Seller or Benefit is a party and by which any of their respective assets or properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller to perform its obligations under this Agreement, or on the business or condition of Benefit.

     E. This Agreement will not require the Seller or Benefit to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person except as contemplated herein other than those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has not or would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller to perform its obligations under this Agreement, or on the business or condition of Benefit.

         6.06  Taxes.

     A. Benefit has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by Federal, State or Local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls)

     B. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the knowledge of Seller, threatened with respect to any taxes due from Benefit or any tax return filed by Benefit. To the knowledge of Seller, no assessment of tax is proposed or, based on existing facts and circumstances, is threatened against Benefit or any of its respective assets or properties.

     C. At the Closing, Benefit will not be a party to, be bound by or have any obligation under any tax sharing agreement or similar contract or arrangement.

         6.07 Leases. If required, Exhibit "4" hereto contains an accurate and complete description of the terms of (i) all leases pursuant to which Benefit leases real or personal property owned by the Benefit. All such leases are, as of the date hereof, valid, enforceable in accordance with their terms, and in full force and effect without any default thereunder.



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

         6.08 Litigation. Except as set forth in Exhibit "5" hereto, there are no actions, proceedings, or investigations pending, or (to the best knowledge and belief of the Seller) threatened against Benefit, including, without limitation, all matters involving claims or disputes with Benefit's agents, all matters arising out of reinsurance contracts and treaties, or any matters relating to or arising out of the insurance regulatory authority of any state; and neither Benefit nor the Seller know or has any reason to know of any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business or assets of the Benefit that may materially and adversely affect any such business or assets.

         6.09 Bank Accounts. At least one week prior to Closing, the Seller will deliver to the Buyer copies of all records, including all signature or authorization cards pertaining to all of Benefit's bank accounts.

         6.10 No Outstanding Contract. Benefit has (i) no outstanding contracts that are not cancelable by it on notice not more than thirty (30) days and without liability, penalty, or premium, except those identified in Exhibit "6" or other Exhibits attached hereto, (ii) nor any collective bargaining agreements, nor (iii) any agreements that contain any severance or termination pay liability or obligations.

         6.11 No Powers of Attorney. Benefit has not given any power of attorney to any person, firm, or corporation for any purpose whatsoever other than in connection with the issuance of Notary undertakings. The amount and numbers given to each agent are contained in Exhibit "7" attached hereto.

         6.12 Compliance with Applicable Law. Benefit has duly complied, in respect of its operations, real property, equipment, all other property, practices, and all other aspects of its business, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, and decrees of all governmental authorities (Federal, State, Local or otherwise).

         6.13 Assets Necessary to Business. Benefit has good, valid, absolute and marketable title to all of its properties and assets, real, personal, and mixed, tangible and intangible, held in each case subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever, except for assets pledged or deposited with the Louisiana Commissioner of Insurance as policyholder reserves and except as set forth in the financial statements attached hereto as Exhibit "2". The furniture, fixtures, and equipment of Benefit, if any, are in good condition and repair, reasonable wear and tear excepted, as described in the inventory dated 11/30/99, a copy of which is attached hereto as Exhibit "8".

         6.14 Unpaid Claims. Except as reflected in the financial statement in Exhibit "2", there were, as of the date of such balance sheet, no unpaid claims or other obligations due or owed with respect to any insurance policy or underwriting contract issued or reinsured by Benefit other than unreported claims and claims in process incurred in the ordinary course of business consistent with the past practice of Benefit.


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


         6.15 Reinsurance Agreement. Benefit's sole reinsurance agreement or treaty to which it is a party is as set forth and described on Exhibit "9" hereto, which is, on the date hereof, a valid and binding agreement of Benefit, enforceable in accordance with their terms, and in full force and effect, without any defaults thereunder. Benefit has no knowledge nor any reason to believe that a party to such reinsurance agreements or treaties, is or will be unable to fully satisfy any claims, liabilities, obligations, or expense which might arise thereunder. Benefit and Seller represent that except as provided in such reinsurance agreement, said reinsurance agreement will not be terminated during the term thereof.

         6.16 No Compensation. Benefit has not paid or agreed to pay any fee, commission, compensation or other valuable consideration whatsoever to any director, officer, agent, or employee of Benefit, in any manner, for aiding, promoting, or, assisting in the consummation of the transactions contemplated by this Agreement other than a nominal salary and a consultant fee paid to Mr. Randal Beach.

         6.17 Disclosure. No representation or warranty by the Seller in this Agreement, or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact (of which any of the Seller or any of their directors or stockholders has knowledge or notice) required to make the statements herein or therein contained not misleading.

         6.18 Employment Contracts. Except as disclosed on Exhibit "6" there will be at Closing, no employment contracts or agreements, written or verbal or any commitment, with any employee, officer or director of Benefit extending Benefit's obligations beyond Closing.

         6.19 Executive Compensation. Except as disclosed on Exhibit "6", there are no executive or employee compensation plans, bonus or deferred compensation plans, stock appreciation rights, phantom stock plans or any employee pension benefit plans, as such terms are defined under "ERISA", including but not limited to life insurance, health insurance, disability benefits, vacation pay, daycare and legal services plans, qualified and non-qualified, and all other forms of types of benefit plans.

         6.20 Operations Insurance. Exhibit "11" contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business. operations, or affairs of Benefit or affect or relate to the ownership, use, or operations of any of its assets and properties and (a) that have been issued to Benefit (including without limitation the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof ) or (b) that are held by the Seller or by any affiliate of the Seller (other than Benefit) for the benefit of Benefit. All such insurance is in full force and effect and (to the knowledge of Seller) is with financially sound and reputable insurers and, in light of the respective business, operations and affairs of Benefit, is in amounts and provides coverage that are reasonable and customary for persons in similar businesses.

         6.21 Investment Intent. Seller is acquiring the shares of FAC Common Stock for its own account and for investment and not with a view to any resale, distribution, subdivisions, or fractionalization thereof, within the meaning of the Securities Act of 1933, as amended.

     A. Seller acknowledges that the shares of FAC Common Stock will not have been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and that FAC is relying upon an exemption from such registration requirements afforded by Rule 506 of Regulation D under the Act.

     B. Seller represents and warrants that it is acquiring the shares of FAC Common Stock for Seller's own account for investment and not with a view to resale or distribution and that Seller will not sell or otherwise transfer such shares in violation of the registration provisions of the Act or the registration provisions of any applicable state securities laws.

     C. Seller represents and warrants that the aggregate fair market value of Seller's assets exceeds $5 million.

     D. Seller represents that it has received and reviewed copies of FAC's 1998 Annual report on Form 10-K, June 30, 1999 Quarterly Report on Form 10-Q and Proxy Statement used in connection with its 1999 Annual Meeting of Shareholders.

     E. Seller represents that its representatives have been given an opportunity to meet with and to ask questions of the management of FAC with respect to its business, affairs and financial condition of FAC and its affiliated companies.

     F. Seller acknowledges that the stock certificate representing the shares will bear an appropriate legend to evidence the foregoing restrictions on transfer.

     G. Notwithstanding the foregoing, Seller agrees not to sell, assign, transfer or hypothecate the shares to any person or entity, other than an affiliate, for a period of one year after the Closing.

                VII. REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants as follows:

         7.01 Organization of the Buyer. The Buyer is First Alliance Insurance Company, a Kentucky corporation.

         7.02 Authorization. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby has been duly authorized.

         7.03 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms.

         7.04 No Violation. Neither the execution and delivery of this Agreement nor, subject to the receipt of approval of the Insurance Commissioner of the State of Louisiana, the consummation by the Buyer of the transactions contemplated hereby violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under any contract, commitment, agreement, indenture, understanding, arrangement, or restriction of any kind to which the Buyer is a party or by which the Buyer is bound.

         7.05 Investment Intent. The Buyer is acquiring the Shares of Benefit for its own account and for investment and not with a view to any resale, distribution, subdivisions, or fractionalization thereof, within the meaning of the Securities Act of 1933, as amended.

                        VIII. OBLIGATIONS OF THE PARTIES

         Pending the Closing, and except as otherwise consented to by the Buyer in writing, the Seller will cause Benefit to comply with the following:

         8.01 Full Access. The Seller and Benefit will permit the Buyer and its counsel, accountants, actuaries, and other representatives, full access to its plants, properties, books and records in order that the Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of Benefit; and the officers of Benefit will furnish the Buyer with such additional financial and operating data and other information as to its business and property as the Buyer shall, from time to time, reasonably request, including, without limitation, information required for inclusion on any application or statement to be made to any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

         8.02 Approvals. Promptly after the execution of this Agreement, Buyer shall make application for, diligently prosecute each application when made, and use its best efforts to obtain, all authorizations and approvals of regulatory bodies or officials, and all consents of third parties necessary to permit the consummation of the transactions contemplated hereby; and the Seller shall cooperate with and assist the Buyer, as requested, in the prosecution by it of all obligations, approvals and consents.

         8.03 Supplemental Information. From time to time prior to the Closing, the Seller will deliver to the Buyer supplemental information concerning events subsequent to the date hereof for inclusion in any Exhibit required to be delivered to the Buyer by the Seller or Benefit hereunder, in order that any statement, representation, or warranty made in this Agreement, or in any such Exhibit, shall continue to be true, complete, and correct in all respects.

         8.04 Financial Statements. The Seller will deliver to the Buyer such interim unaudited financial statements of Company as the Buyer may reasonably request.

                   IX. CONDITIONS OF THE SELLER'S OBLIGATIONS

         All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing of each of the following conditions:

         9.01 Performance. The Buyer shall have performed and complied with all agreements, obligations, and conditions required by this Agreement.

                            X. RIGHT OF FIRST REFUSAL

         10.01 Right of First Refusal. Seller agrees that the shares of FAC Common Stock (the "FAC Shares") whether owned by the Seller or by an affiliate of the Seller (hereafter referred to as the "Owner") are subject to Buyer's right of first refusal to purchase the FAC Shares, subject to the following terms and conditions:

     A. The right of first refusal shall commence one year after the Closing and shall terminate two years after the Closing.

     B. The Owner shall promptly notify the Buyer (the "Notice") of the receipt of any offer to purchase the FAC Shares (the "Offer") received by the Owner from a non-affiliate that the Owner has determined to accept.

     C. If within ten (10) days after the receipt of the Notice, the Buyer notifies the Owner that the Buyer exercises its right of first refusal, the Owner shall sell and the Buyer shall purchase the FAC Shares on the same terms and conditions as the Offer, with the closing of the sale and purchase to occur within twenty (20) days after the Buyer notifies the Owner that the Buyer exercises its right of first refusal.

     D. If the Buyer does not exercise its right of first refusal, the Owner may sell the FAC Shares pursuant to the Offer.

     E. If the Owner does not sell the FAC Shares pursuant to the Offer, Buyer's right of first refusal as to subsequent offers shall continue until Buyer purchases the FAC Shares pursuant to its right of first refusal or until it expires.

     F. All notices required to be given hereunder by Owner to Buyer or Buyer to Owner shall comply with Section 11.13 hereof.

                                XI. MISCELLANEOUS

         11.01 Materiality. Unless otherwise specified, the word "material:" as used herein to limit or qualify any provision hereof shall mean:

     A. Either liability to or liability of Benefit, Seller or Buyer, as the case may be, in an amount of more than Five Thousand Dollars ($5,000.00) as to each such item so limited or qualified, and in an amount of more than Ten Thousand Dollars ($10,000.00) as to all such items so limited or qualified in the aggregate: or

     B. Of such a nature as to have an effect on the business or operations of Benefit to the extent that:

          1. It would cause the revocation, suspension, limitation, or attempted revocation, suspension, or limitation of any of Benefit's licenses or other necessary regulatory approvals to do business in any state where the Company is not licensed; or

          2. The costs to the Buyer or Benefit, including fines, penalties, and attorney's fees, of correcting or eliminating such effect exceed the amount set forth above.

         11.02 Nature and Survival Representations and Warranties. The representations and warranties contained in and made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all inspections, examinations, and audits made at any time by or on behalf of any of the parties.

         11.03 Indemnifications.

          A. Indemnification of Buyer. Seller hereby assumes and agrees to defend, indemnify, protect, save and keep harmless Buyer from and against any and all losses, damages, injuries, claims, demands and expenses, including legal expenses, of whatsoever kind and nature arising on account of or in any way relating to:

               1. Any breach or default by Seller in the performance of its obligations hereunder, or under any other agreement, instrument or document executed in connection herewith or therewith;

               2. Any material inaccurate representation by Seller in this Agreement; or

               3. Any breach of Seller of a warranty or representation made by them in this Agreement. It is understood and agreed, however, that Buyer shall give Seller reasonably prompt written notice of any claim or liability hereby indemnified against and that Seller shall be entitled to control the defense thereof.

     B. Indemnification of Sellers. Buyer hereby assumes and agrees to defend, indemnify, protect, save and keep harmless Seller from and against any and all losses, damages, injuries, claims, demands and expenses, including legal expenses, of whatsoever kind and nature arising on account of or in any way relating to:

          1. Any breach or default by Buyer in the performance of its obligations hereunder, or under any other agreement, instrument or document executed in connection herewith or therewith;

          2. Any material inaccurate  representation by Buyer in this Agreement;
     or

          3. Any breach of Buyer of a warranty or representation made by them in this Agreement. It is understood and agreed, however, that Seller shall give Buyer reasonably prompt written notice of any claim or liability hereby indemnified against and that Buyer shall be entitled to control the defense thereof.

         11.04 Termination.

     A. The Buyer shall have the right to terminate during the period from the date hereof to the Closing Date, if Buyer learns of any fact or condition with respect to Benefit which is at variance with one or more of the warranties or representations of the Seller set forth in this Agreement.

     B. Either the Buyer or Seller may, at its election, waive any of its rights to terminate this Agreement under the foregoing provisions, and shall be deemed to have waived such rights upon completion of the Closing under this Agreement.

     C. If the transaction under this Agreement shall not have closed by the above date because of the inability of the Seller or the Buyer by reason of causes beyond its respective control to carry out performance as contemplated by this Agreement, neither the Buyer, on the one hand, nor the Seller, on the other, shall be liable to the other for any loss, damage; or expense, and the only remedy of either shall be to terminate this Agreement by notice to the other.

         11.05. Commissions. The Seller and the Buyer acknowledge that there are no claims by any party for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement except to Irene Lee, doing business as Acquisition Network, who will be paid by Buyer under separate agreement. Seller and Buyer hereto will indemnify and hold harmless the other from and against any and all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by such other party.

         11.06. Expenses. All fees and expenses incurred by the Seller in connection with the transactions contemplated by this Agreement shall be borne by the Seller, and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

         11.07 Public Announcements. At all times at or before the Closing, the Seller and the Buyer will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If the Seller and the Buyer are unable to agree on or approve any such public statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or may be appropriate in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 10.07 may be disclosed or otherwise provided by the Seller or the Buyer to any person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

         11.08 Confidentiality. The Seller and the Buyer will hold, and will cause its respective affiliates and their respective officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approval of insurance regulatory authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other party furnished to it by the other party or such other party's officers, directors, employees, agents consultants, or representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be-shown to have been (a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of such receiving party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as otherwise provided herein, no party hereto will disclose or otherwise provide any such confidential or proprietary documents or information to any other person, except to the Buyer's lenders and investors and to either party's respective auditors, actuaries, attorneys, financial advisors, and other consultants and advisors who need such documents or information in connection with this Agreement, and the parties hereto agree to cause each of the foregoing to the subject to and bound by the confidentiality provisions hereof.

         11.09. Further Assurances. The Seller agrees that it will, without further consideration, and at its own expense, execute and deliver such other documents, and take such other action, as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby.

         11.10. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the representative personnel and legal representatives, successors, and assigns of the parties hereto.

         11.11. Entire Agreement: Amendments. This Agreement, including the Exhibits, schedules, lists and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants. or undertaking, other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

         11.12. Headings. The Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         11.13 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, return receipt requested, postage prepaid:

         If to the Seller:                  Summit Life Corporation
                                            P.O. Box 15808
                                            Del City, Oklahoma 73155
                                            Attn:    James Smith

         With a copy to:                    Donald B. Nevard
                                            4800 N. Lincoln Blvd.
                                            Oklahoma City, Oklahoma 73105

         If to the Buyer:                   First Alliance Insurance Company
                                            2285 Executive Drive, Suite 308
                                            Lexington, Kentucky 40505
                                            Attn:    Chris Haas

         With a copy to:                    Phillip E. Allen
                                            12910 Shelbyville Road
                                            Louisville. Kentucky 40243

         11.14 Assignment.

         The Buyer shall have the right to sell, assign, or transfer this Agreement without the prior consent of Seller to an affiliated entity under common control with Buyer at any time during the term of this Agreement, and any such assignee shall acquire all of the rights and assume all of the obligations of the Buyer under this Agreement. Any other assignment shall require approval of Seller, which approval shall not be unreasonably withheld.

         11.15 Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

         11.16 Governing Law. This Agreement, the terms and conditions and obligations hereunder 5 all be governed and construed according to the laws of the State of Kentucky.

         11.17 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but, all of which together shall constitute but one and the same instrument.

         11.18 Gender. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date adjacent to their signatures.

                                        SELLER:  SUMMIT LIFE CORPORATION

                                        By:  /s/ James L. Smith
                                             -----------------------------------
                                        Title:  Chairman and CEO
                                                --------------------------------
                                        Dated:  November 10, 1999
                                                --------------------------------

                                        BUYER:  FIRST ALLIANCE INSURANCE COMPANY

                                        By:  /s/ Chris J. Haus
                                             -----------------------------------
                                        Title:  Secretary/Treasurer
                                                --------------------------------
                                        Dated:  November 10, 1999
                                                --------------------------------

                                    EXHIBITS

EXHIBIT "1"       Stock Certificates, Articles of Incorporation, Minutes and
                  By-Laws

EXHIBIT "2"       Financial Statements

EXHIBIT "3"       Liens, Claims, Options, Changes, and Encumbrances

EXHIBIT "4"       Leases

EXHIBIT "5"       Litigation

EXHIBIT "6"       Outstanding Contracts

EXHIBIT "7"       Powers of Attorney

EXHIBIT "8"       Inventory

EXHIBIT "9"       Reinsurance Agreements

EXHIBIT "10"      Incumbency Certificate

EXHBIIT "11"      Insurance